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                                                                   EXHIBIT 4.I.1

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                         GULFTERRA ENERGY PARTNERS, L.P.
              GULFTERRA ENERGY FINANCE CORPORATION, AS THE ISSUERS,

                                       AND

             THE SUBSIDIARIES PARTY HERETO, AS SUBSIDIARY GUARANTORS

                                       AND

           JPMORGAN CHASE BANK, A NEW YORK STATE BANKING CORPORATION,
                                   AS TRUSTEE

                              --------------------

                          SECOND SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 20, 2003

                                       TO

                                    INDENTURE

                          DATED AS OF NOVEMBER 27, 2002

                              --------------------

              10 3/8% SENIOR SUBORDINATED NOTES DUE 2012, SERIES A 10 3/8% SENIOR SUBORDINATED NOTES DUE 2012, SERIES B

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                          SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of June 20, 2003 is by and among GulfTerra Energy Partners, L.P, a Delaware limited partnership (formerly El Paso Energy Partners, L.P.) (the "PARTNERSHIP"), GulfTerra Energy Finance Corporation, a Delaware corporation (formerly El Paso Energy Partners Finance Corporation), the guarantor parties hereto, and JPMorgan Chase Bank, a New York state banking corporation, as Trustee.

                              W I T N E S S E T H:

         WHEREAS, the Issuers, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of November 27, 2002 (as in effect on the date hereof, the "INDENTURE"), relating to the 10?% Senior Subordinated Notes due 2012, Series A and the 10?% Senior Subordinated Notes due 2012, Series B;

         WHEREAS, the Partnership desires to designate Cameron Highway Pipeline GP, L.L.C., a Delaware limited liability company, and Cameron Highway Pipeline I, L.P., a Delaware limited partnership (each a "NEW GUARANTOR" and collectively, the "NEW GUARANTORS"), as a Restricted Subsidiary and, accordingly, cause such subsidiary to become a Subsidiary Guarantor under the Indenture pursuant to the terms of this Supplemental Indenture;

         WHEREAS, this Supplemental Indenture is executed and delivered pursuant to Sections 4.14 and 11.01 of the Indenture;

         WHEREAS, the Issuers, the Subsidiary Guarantors (which term includes the New Guarantor) and the Trustee desire to enter into this Supplemental Indenture to provide for the New Guarantor's guarantee of payment on the same terms and conditions as the Guarantees by the other Subsidiary Guarantors; and

         WHEREAS, all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.

         NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

               SECTION 1. INCORPORATION OF INDENTURE; DEFINITIONS

         1.1 INCORPORATION OF INDENTURE. This Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Supplemental Indenture shall be read together and shall have effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         1.2 DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

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                       SECTION 2. SUPPLEMENTAL PROVISIONS

         2.1 UNCONDITIONAL GUARANTEE. Subject to the provisions of Article 11 of the Indenture, the New Guarantor shall be a Subsidiary Guarantor under the terms of the Indenture and hereby, jointly and severally with the other Subsidiary Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Issuers under the Indenture or the Notes, that: (a) the principal of, premium, interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Liquidated Damages, if any, on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee under the Indenture and the Notes; and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The New Guarantor hereby agrees that to the fullest extent permitted by applicable law, its obligations under the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture and the Notes, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. To the fullest extent permitted by applicable law, the New Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. The New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed under the Indenture until payment in full of all Obligations guaranteed by the Indenture.

         The New Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed by the Indenture may be accelerated as provided in Article 6 of the Indenture for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed by the Indenture, and
(y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of these Guarantees. The New Guarantor

                                       2

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agrees that the Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Guarantees.

         2.2 OTHER GUARANTEE TERMS. The New Guarantor hereby confirms, adopts and acknowledges each of the provisions of the Indenture relating to the Subsidiary Guarantors and the Guarantees, including, but not limited to, Articles 4 and 11 thereof. In addition, the Guarantee of the New Guarantor contained herein that was incurred pursuant to Section 4.11 of the Indenture shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

                            SECTION 3. MISCELLANEOUS

         3.1 COUNTERPARTS. This Supplemental Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         3.2 SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.3 HEADINGS. The headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         3.4 SUCCESSORS. All agreements of the Issuers and the Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         3.5 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         3.6 FULL FORCE AND EFFECT. The Indenture, as supplemented by this Supplemental Indenture, remains in full force and effect and is hereby ratified and confirmed as the valid and binding obligation of the parties hereto.

         3.7 TRUSTEE. The Trustee accepts the modifications of trusts referenced in the Indenture and effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuers and the Subsidiary Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

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                                       4

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         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental
Indenture as of the date first above written.

                                      GULFTERRA ENERGY PARTNERS, L.P.

                                      GULFTERRA ENERGY FINANCE
                                      CORPORATION

                                      By: /s/ James H. Lytal
                                          --------------------------------------
                                      Name:  James H. Lytal
                                      Title: President of each entity

                 Second Supplemental Indenture Signature Page 1

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                                      JP MORGAN CHASE BANK, as successor trustee


                                      By: /s/ Cary W. Gilliam
                                         ---------------------------------------
                                      Name:   Cary W. Gilliam
                                      Title:  Vice President

                 Second Supplemental Indenture Signature Page 2

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NEW GUARANTORS:

                                      CAMERON HIGHWAY PIPELINE GP, L.L.C.

                                      CAMERON HIGHWAY PIPELINE I, L.P.

                                      By:    /s/ James H. Lytal
                                             -----------------------------------
                                      Name:  James H. Lytal
                                      Title: President of each such entity

                 Second Supplemental Indenture Signature Page 3

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Each of the undersigned hereby ratifies and confirms its respective obligations under the Indenture, as supplemented by this Supplemental Indenture:

                CHACO LIQUIDS PLANT TRUST
                    By:  GULFTERRA ENERGY PARTNERS OPERATING COMPANY, L.L.C.,
                         in its capacity as trustee of the Chaco Liquids Plant Trust
                CRYSTAL HOLDING, L.L.C.
                EL PASO ENERGY WARWINK I COMPANY, L.P.
                EL PASO ENERGY WARWINK II COMPANY, L.P.
                EL PASO OFFSHORE GATHERING & TRANSMISSION, L.P.
                EPN GATHERING AND TREATING COMPANY, L.P.
                EPN GATHERING AND TREATING GP HOLDING, L.L.C.
                FIRST RESERVE GAS, L.L.C.
                FLEXTREND DEVELOPMENT COMPANY, L.L.C.
                GULFTERRA ALABAMA INTRASTATE, L.L.C. (formerly EPN ALABAMA
                      INTRASTATE, L.L.C.)
                GULFTERRA FIELD SERVICES, L.L.C. (formerly EPN FIELD SERVICES,
                      L.L.C.)
                GULFTERRA GULF COAST, L.P. (formerly EPN GULF COAST, L.P.) GULFTERRA HOLDING I, L.L.C. (formerly EPN GP HOLDING I, L.L.C.) GULFTERRA HOLDING II, L.L.C. (formerly EPN GP HOLDING, L.L.C.) GULFTERRA HOLDING III, L.L.C. (formerly EPN PIPELINE GP HOLDING,
                      L.L.C.
                GULFTERRA HOLDING IV, L.L.C. (formerly EPN HOLDING COMPANY I, L.
                      P.)
                GULFTERRA HOLDING V, L.L.C. (formerly EPN HOLDING COMPANY, L.P.) GULFTERRA NGL STORAGE, L.L.C. (formerly EPN NGL Storage, L.L.C.) GULFTERRA INTRASTATE (formerly EL PASO ENERGY INTRASTATE, L.P.) GULFTERRA OIL TRANSPORT, L.L.C. (formerly EL PASO ENERGY
                      PARTNERS OIL TRANSPORT, L.L.C.)
                GULFTERRA OPERATING COMPANY, L.L.C. (formerly EL PASO ENERGY
                      PARTNERS OPERATING COMPANY, L.L.C.)
                GULFTERRA SOUTH TEXAS, L.P. (formerly EL PASO SOUTH TEXAS, L.P.) GULFTERRA TEXAS PIPELINE, L.P.(formerly EPGT TEXAS PIPELINE, L.
                      P.)
                HATTIESBURG GAS STORAGE COMPANY
                    By: FIRST RESERVE GAS, L.L.C., in its capacity as 50%
                        general partner of Hattiesburg
                        Gas Storage Company,
                    By: HATTIESBURG INDUSTRIAL GAS SALES, L.L.C., in its
                        capacity as 50% general partner of Hattiesburg Gas Storage Company
                HATTIESBURG INDUSTRIAL GAS SALES, L.L.C.
                HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
                    By: GULFTERRA ENERGY PARTNERS, L.P.,
                    its sole member
                MANTA RAY GATHERING COMPANY, L.L.C.
                PETAL GAS STORAGE, L.L.C.
                POSEIDON PIPELINE COMPANY, L.L.C.
                WARWICK GATHERING AND TREATING COMPANY
                    By: EL PASO ENERGY WARWINK I COMPANY, L.P., in its capacity as 99% general partner
                        of Warwink Gathering and Treating Company,
                    By: EL PASO ENERGY WARWINK II COMPANY, L.P., in its capacity as 1% general partner of Warwink Gathering and Treating Company

                                      By:    /s/ James H. Lytal
                                             -----------------------------------
                                      Name:  James H. Lytal
                                      Title: President of each such entity

               Second Supplemental Indenture Signature Page 4